UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 2, 2005

Date of Report (Date of earliest event reported)
QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934

(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(address of principal executive offices)	(Zip Code)
858-587-1121

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition
           On November 2, 2005, QUALCOMM Incorporated (the “Company”) issued a press release regarding the Company’s financial results for its fourth quarter and fiscal year ended September 25, 2005. The full text of the Company’s press release is attached hereto as Exhibit 99.1.
           The attached press release presents pro forma financial measurements which are used by management to evaluate, assess and benchmark the Company’s operating results, and the Company believes that pro forma reporting represents relevant and useful information that is widely used by analysts, investors, and other interested parties in its industry.
           The attached press release presents pro forma financial information excluding the QUALCOMM Strategic Initiatives (QSI) segment, to facilitate evaluation of the Company’s ongoing core operating businesses, including QUALCOMM CDMA Technologies (QCT), QUALCOMM Technology Licensing (QTL) and QUALCOMM Wireless & Internet (QWI). QSI results relate to strategic investments for which the Company has exit strategies of varying durations. The Company’s management believes that the information excluding QSI presents a more representative view of the operating and liquidity performance of the Company because it excludes the effect of fluctuations in the values of investments that are unrelated to the Company’s operational performance.
           The attached press release presents pro forma financial results as though the method of recording royalties in fiscal 2005 (referred to as the new method), based solely on reports from licensees, had been in effect throughout fiscal 2004 to facilitate evaluation by management, investors and analysts of the results for fiscal 2004 on a comparable basis to the Company’s current results, current guidance and future periods. The Company believes that this non-GAAP presentation is useful in evaluating its performance on a consistent and comparable basis.
           The attached press release presents pro forma results for fiscal 2005 excluding one-time tax benefits related to fiscal 2004 to facilitate an understanding of the Company’s ongoing tax rate and after tax earnings. The Company believes that this non-GAAP presentation is useful in evaluating its performance on a consistent and comparable basis.
           The attached press release presents pro forma financial information for fiscal 2006 excluding share-based compensation under FAS 123R to facilitate evaluation by management, investors and other interested parties in its industry of core business operating results. The Company’s management uses this pro forma presentation to evaluate, assess and benchmark the Company’s operating results because share-based compensation is not an expense that requires or will require cash payment by the Company. The Company believes that this presentation is also useful to evaluate performance on a basis that is consistent and comparable with periods prior to the adoption of FAS 123R in the first quarter of fiscal 2006.
           The attached press release presents pro forma cash flow information including marketable securities. The Company’s management uses this non-GAAP presentation to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available to fund operations, which result from cash management strategies designed to increase yields. However, these marketable securities do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows” and must be excluded from the GAAP statements of cash flows. Since the GAAP statements of cash flows reconcile the Company’s beginning and ending cash and cash equivalents balances, the purchases and sales of marketable securities are presented as inflows and outflows. For internal analysis of the Company’s cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. If required, most of such investments could be settled relatively quickly as additional cash resources are needed. The Company believes that this non-GAAP presentation is a helpful measure of the Company’s liquidity.
           The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM results and QUALCOMM pro forma results and total QUALCOMM cash flow and QUALCOMM pro forma changes in cash, cash equivalents and marketable securities are presented in the press release.

Item 9.01.     Exhibits.

Exhibit No.	Description
99.1	November 2, 2005 Press Release by QUALCOMM Incorporated

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated
Date: November 2, 2005	By:	/s/ William E. Keitel
William E. Keitel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	November 2, 2005 Press Release by QUALCOMM Incorporated